Exhibit 99.1

Contact: Leah Stearns
Senior Vice President, Treasurer and Investor Relations
Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION CLOSES VIOM ACQUISITION

BOSTON, MASSACHUSETTS - April 21, 2016 - American Tower Corporation (NYSE: AMT) announced today that it has closed its previously announced acquisition of a 51% controlling ownership interest in Viom Networks Limited (Viom), an owner and operator of over 42,000 communications sites in India.

Total consideration for the acquisition consisted of a cash payment of approximately 76 billion Indian Rupees (INR) as well as the assumption of approximately INR 51 billion in existing INR-denominated debt. American Tower used borrowings under one of its existing revolving credit facilities, as well as cash on hand, to satisfy the cash portion of the purchase price.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 142,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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